Exhibit 10.1

Execution Version

VO SPONSOR, LLC

4201 Georgia Ave NW

Washington, D.C. 20011

Attention: Steve Salis

November 17, 2023

Sizzle Acquisition Corp.

4201 Georgia Ave NW

Washington, D.C. 20011

Attention: Steve Salis

European Lithium AT (Investments) Limited

c/o European Lithium Ltd.

32 Harrogate Street

West Leederville, Western Australia, 6007

Attention: Tony Sage

Email: TonyS@cyclonemetals.com

Re:	Amendment to Sponsor Support Agreement

Ladies and Gentlemen:

Reference is made to that certain sponsor support agreement, dated October 24, 2022 (the “Sponsor Support Agreement”), by and among, Sizzle Acquisition Corp., a Delaware corporation (“SPAC”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands (the “Company”) and VO Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). Any term used but not defined in this letter agreement (this “Amendment”) will have the meaning ascribed to such term in the Sponsor Support Agreement or, if such term is not defined in the Sponsor Support Agreement, in the Merger Agreement defined therein.

Section 3.4 of the Sponsor Support Agreement provides that it may only be amended, changed, supplemented, waiver or otherwise modified upon the execution and delivery of a written agreement executed by the Sponsor, SPAC, and the Company.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, SPAC, and the Company hereby agree as follows:

1.	Amendment to Sponsor Support Agreement. The Sponsor Support Agreement shall be amended as follows:

(a)	Section 1.8 of the Sponsor Support Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 1.8 Sponsor Shares.

(a)	Notwithstanding anything to the contrary in Section 1.1, Sponsor shall from time to time transfer (the “Transfer”) in the aggregate up to 2,049,250 SPAC Shares (such 2,049,250 SPAC Shares being the “Sponsor Shares”) to a third party or multiple third parties (a) who provide financing in connection with the Transactions or (b) who serve as an advisor in connection with the Transactions and receive such Sponsor Shares in lieu of cash payment (the “Transferees”), as reasonably determined by the Sponsor with the prior written consent of EUR (which consent shall not be unreasonably delayed or withheld). The Transfer may be effected in order to satisfy existing obligations or liabilities of the SPAC or in support of financing efforts on behalf of the SPAC or Pubco in connection with the consummation of the Closing (or as otherwise agreed among the Parties).

(b)	Regarding any remaining Sponsor Shares which are not transferred to Transferees pursuant to Section 1.8(a) (the “Remaining Shares”), Sponsor shall, for no consideration and immediately prior to the Closing, irrevocably surrender to the treasury of SPAC such Remaining Shares. Sponsor shall take any other action reasonably requested by Pubco or the Company to evidence such surrender. For clarity, aside from the Sponsor Shares, no SPAC Shares are otherwise subject to vesting or forfeiture in favor of SPAC for any reason or by any agreement or document, other than specifically agreed in this Article I.”

2.	Miscellaneous.

(a)	Except as expressly provided in this Amendment, all of the terms and provisions in the Sponsor Support Agreement are and shall remain unmodified and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Sponsor Support Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein.

(b)	Any reference to the Sponsor Support Agreement in the Sponsor Support Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Sponsor Support Agreement, as amended by this Amendment (or as the Sponsor Support Agreement may be further amended or modified in accordance with the terms thereof).

(c)	Each of the parties hereto acknowledges and agrees that such party has full power and authority to enter into this Amendment and has been duly authorized to do so. The execution, delivery and performance of this Amendment will not conflict with or breach any other agreement to which any of the parties or their respective assets are bound.

(d)	The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Sponsor Support Agreement, including Article III thereof.

{Remainder of Page Intentionally Left Blank; Signature page follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

VO SPONSOR, LLC

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	President

SIZZLE ACQUISITION CORP.

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	President

EUROPEAN LITHIUM AT (INVESTMENTS) LTD.

By:	/s/ Malcolm Raymond Day
Name:	Malcolm Raymond Day
Title:	Director

By:	/s/ Antony William Paul Sage
Name:	Antony William Paul Sage
Title:	Director

[Signature Page to Letter Agreement]

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